                                  EXHIBIT 23.1

                                      Smith
                                        &
                                     Company



           A Professional Corporation of Certified Public Accountants







July 22, 1999

Board of Directors
IJNT.net, Inc.
Houston, Texas

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------

As independent public accountants for IJNT.net, Inc., we hereby consent to the use of our report included in the annual report of such Company on Form 10-KSB for the year ended March 31, 1999 and dated July 7, 1999, as an exhibit to the Company's S-8 Registration Statement dated July 22 1999.


                                         Certified Public Accountants






         10 West 100 South, Suite 700 o Salt Lake City, Utah 84101-1554
              Telephone: (801) 575-8297 o Facsimile: (801) 575-8306
                       E-mail: smith&co@smithandcocpa.com
          Members: American Institute of Certified Public Accountants o
                Utah Association of Certified Public Accountants